Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Beasley Broadcast Group, Inc., a Delaware company, and that this Agreement may be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date below.

Date: June 26, 2009

/s/ George G. Beasley
George G. Beasley

GEORGE G. BEASLEY REVOCABLE LIVING TRUST, DATED MAY 26, 2006

/s/ George G. Beasley
By:	George G. Beasley
Title:	Trustee

GGB FAMILY LIMITED PARTNERSHIP FLORIDA INTANGIBLE TAX TRUST

/s/ George G. Beasley
By:	George G. Beasley
Title:	Trustee

GEORGE G. BEASLEY GRANTOR RETAINED ANNUITY TRUST #2, DATED JUNE 19, 2006

/s/ George G. Beasley
By:	George G. Beasley
Title:	Trustee

GEORGE G. BEASLEY GRANTOR RETAINED ANNUITY TRUST #3, DATED DECEMBER 9, 2008

/s/ George G. Beasley
By:	George G. Beasley
Title:	Trustee

GGB FAMILY ENTERPRISES, INC.

/s/ George G. Beasley
By:	George G. Beasley
Title:	President